Exhibit (h)(20)

AMENDMENT
TO
FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (“Amendment”) is made with effect as of April 10, 2025 (“Effective Date”), by and between SIMPLIFY EXCHANGE TRADED FUNDS (the “Trust”), on behalf of each of its series listed on Exhibit A to the Agreement (as defined below), and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and each Trust entered into a Fund Administration and Accounting Agreement dated as of July 14, 2020, as amended to date, (the “Agreement”) relating to BNY Mellon’s provision of services to the Trust and its series (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

3.	Signatures; Counterparts. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

SIMPLIFY EXCHANGE TRADED FUNDS, ON BEHALF OF EACH SERIES LISTED ON EXHIBIT A

By:	/s/ Fiona Ho
Name:	Fiona Ho
Title:	Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Robert M Stein Jr
Name:	Robert M Stein Jr
Title:	Vice President, April 11, 2025

EXHIBIT A
(Amended and Restated with effect as of April 10, 2025)

Series

1	Simplify US Equity PLUS Convexity ETF
2	Simplify US Equity PLUS Downside Convexity ETF
3	Simplify US Equity PLUS Upside Convexity ETF
4	Simplify Volt TSLA Revolution ETF (f/k/a Simplify Volt RoboCar Disruption and Tech ETF)
5	Simplify US Equity PLUS Bitcoin Strategy ETF (f/k/a Simplify U.S. Equity PLUS GBTC ETF)
6	Simplify Volatility Premium ETF
7	Simplify Interest Rate Hedge ETF
8	Simplify Intermediate Term Treasury Futures Strategy ETF
9	Simplify Health Care ETF
10	Simplify Hedged Equity ETF
11	Simplify Macro Strategy ETF
12	Simplify High Yield ETF (f/k/a Simplify High Yield PLUS Credit Hedge ETF)
13	Simplify Aggregate Bond ETF
14	Simplify Managed Futures Strategy ETF
15	Simplify Bitcoin Strategy PLUS Income ETF
16	Simplify Short Term Treasury Futures Strategy ETF
17	Simplify Enhanced Income ETF
18	Simplify Treasury Option Income ETF (f/k/a Simplify Stable Income ETF)
19	Simplify Propel Opportunities ETF
20	Simplify Commodities Strategy No K-1 ETF
21	Simplify Market Neutral Equity Long/Short ETF
22	Simplify Multi-QIS Alternative ETF
23	Simplify Opportunistic Income ETF
24	Simplify MBS ETF
25	Simplify US Equity PLUS QIS ETF
26	Simplify Tara India Opportunities ETF
27	Simplify Next Intangible Core Index ETF
28	Simplify Next Intangible Value Index ETF
29	Simplify Gamma Emerging Market Bond ETF
30	Simplify National Muni Bond ETF
31	Simplify Wolfe US Equity 50/150 ETF
32	Simplify Gold Strategy PLUS Income ETF
33	Simplify US Small Cap PLUS Income ETF
34	Simplify Bond Bull ETF (f/k/a Simplify Downside Interest Rate Hedge Strategy ETF)
35	Simplify China A Shares PLUS Income ETF
36	Simplify Currency Strategy ETF
37	Simplify Target 15 Distribution ETF
38	Simplify Barrier Income ETF (f/k/a Simplify 30 Barrier ETF)
39	Simplify Piper Sandler US Small-Cap PLUS Income ETF

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